CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION



         We hereby consent to (i) the inclusion of our opinion letter, dated March 11, 1996, to the Board of Directors of Life Partners Group, Inc. (the "Company") as Annex B to the Joint Proxy Statement/Prospectus of the Company and Conseco, Inc. ("Conseco") relating to the proposed merger of LPG Acquisition Company, a wholly-owned subsidiary of Conseco, and the Company and (ii) all references to DLJ in the sections captioned "Opinion of LPG's Financial Advisor" of the Joint Proxy Statement/Prospectus of the Company and Conseco which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we were "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION



                                          By: /S/ PERRY H. BRAUN
                                          Perry H. Braun
                                          Senior Vice President

New York, New York
April 12, 1996

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